                                                                    EXHIBIT 99.6

                            NONSTATUTORY STOCK OPTION

THE SECURITIES REPRESENTED BY THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRUBUTION OR RESALE, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SATISFACTORY IN FORM AND CONTENT TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

Philip J. Whitcome, Optionee:

         AVIGEN, INC. (the "Company"), hereby grants to you, the optionee named above, an option (the "Option") to purchase shares of the Class A Common Stock of the Company ("Common Stock"). This option is not intended to qualify as and will not be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         The grant hereunder is intended to comply with the provisions of Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The grant of this option and the issuance of shares upon the exercise of this option are also intended to be exempt from the securities qualification requirements of the California Corporations Code pursuant to Section 25102(f) of that code.

         The details of Option are as follows:

         1. TOTAL NUMBER OF SHARES SUBJECT TO THIS OPTION. The total number of shares of Common Stock subject to this option is two million two hundred eighty-two thousand five hundred forty-nine (2,282,549).

         2. VESTING. Subject to the limitations contained herein, one thirty-sixth (1/36) of the shares will vest (become exercisable) in a series of equal successive monthly installments upon Optionee's completion of each of the thirty-six months of service ending after July 15, 1995 (the "Effective Date") until either (i) you cease to provide services to the Company for any reason, or
(ii) this option becomes fully vested. Notwithstanding the foregoing, in the event that the Director's Engagement Agreement between you and the Company, dated July 15, 1995 is terminated by the Company during the first year following the Effective Date, one-third (1/3) of the shares subject to this option shall vest immediately.

         3. EXERCISE PRICE AND METHOD OF PAYMENT.


                                       1.

                  (a) EXERCISE PRICE. The exercise price of Option is eleven cents ($.11) per share.

                  (b) METHOD OF PAYMENT. Payment of the exercise price per share is due in full upon exercise of all or any part of each installment which has accrued to you. You may elect, to the extent permitted by applicable statutes and regulations, to make payment of the exercise price under one of the following alternatives:

                                  (i) Payment of the exercise price per share in
cash (including check) at the time of exercise;

                                  (ii) Provided that at the time of exercise the
Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of already-owned shares of Common Stock, held for the period required to avoid a charge to the Company's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its fair market value on the date of exercise;

                                  (iii) Payment pursuant to the deferred payment
alternative as described in paragraph 3(c) hereof; or

                                  (iv) Payment by a combination of the methods
of payment permitted by subparagraph 3(b)(i) through 3(b)(iii) above.

                  (c) CONDITIONS OF DEFERRED PAYMENT. In the event that you elect to make payment of the exercise price pursuant to the deferred payment alternative:

                                  (i) Not less than one percent (1%) of the
aggregate exercise price shall be due at the time of exercise, not less than twenty percent (20%) of said exercise price, plus accrued interest, shall be due each year after the date of exercise, and final payment of the remainder of the exercise price, plus accrued interest, shall be due five (5) years from date of exercise or, at the Company's election, upon termination of your service with the Company;

                                  (ii) Interest shall be payable at least
annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any portion of any amounts other than amounts stated to be interest under the deferred payment arrangement; and

                                  (iii) In order to elect the deferred payment
alternative, you must, as a part of your written notice of exercise, give notice of the election of this payment alternative and, in order to secure the payment of the deferred exercise price to the Company hereunder, if the Company so requests, you must tender to the Company a promissory note and a security agreement covering the purchased shares, both in form and substance satisfactory to the Company, or such other or additional documentation as the Company may request.


                                       2.

         4. EXERCISE PRIOR TO VESTING PERMITTED.

                  (a) CONDITIONS OF EARLY EXERCISE. Subject to the provisions of this option, you may elect at any time while you are providing services to the Company to exercise the option as to any part or all of those shares subject to this option which have not yet vested as stated in paragraph 2 hereof; provided, however, that:

                                  (i) a partial exercise of this option shall be
deemed to cover first vested shares and then the earliest vesting installment of unvested shares;

                                  (ii) any shares so purchased from installments
which have not vested as of the date of exercise shall be subject to the purchase option in favor of the Company as described in the Early Exercise Stock Purchase Agreement attached hereto; and

                                  (iii) you shall enter into an Early Exercise
Stock Purchase Agreement in the form attached hereto as Exhibit I with a vesting schedule that will result in the same vesting as if no early exercise had occurred.

                  (b) EXPIRATION OF EARLY EXERCISE ELECTION. The election provided in this paragraph 4 to purchase shares upon the exercise of this option prior to the vesting dates shall cease upon termination of your service with the Company and may not be exercised after the date thereof.

         5. INTERPRETATION OF THE OPTION TERMS. To the extent not inconsistent with the terms hereof, the Company shall interpret the terms of the Option in accordance with its interpretation of provisions of the Avigen, Inc. 1993 Stock Option Plan (the "Plan").

         6. WHOLE SHARES; MINIMUM SHARES EXERCISABLE. This option may not issuance of anything other than whole shares. The minimum number of shares with respect to which this option may be exercised at any one time is one hundred
(100), except with respect to the final exercise of this option this minimum shall not apply.

         7. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Act or, if such Shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Act.

         8. TERM. The term of this option commences on July 27, 1995 the date of grant of this option, and expires on July 27, 2005 (the "Expiration Date"), (which date shall be no more than ten (10) years from the date this option is granted), unless this option expires sooner as set forth below. In no event may this option be exercised on or after the Expiration Date. This option shall terminate prior to the Expiration Date as follows: three (3) months after the termination of your service with the Company for any reason or for no reason unless:


                                       3.

                  (a) such termination of your service is due to your disability (defined as your inability, due to illness or injury, to engage in any gainful occupation for which you are suited by education, training or experience, which condition continues for at least six (6) months) in which event the option shall expire on the earlier of the Expiration Date set forth above or twelve (12) months following such termination of your service; or

                  (b) such termination of your service is due to your death, in which event the option shall expire on the earlier of the Expiration Date set forth above or twelve (12) months after your death; or

                  (c) during any part of such three (3) month period the option is not exercisable solely because of the condition set forth in paragraph 6 above, in which event the option shall not expire until the earlier of the Expiration Date set forth above or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your service; or

                  (d) exercise of the option within three (3) months after termination of your service with the Company would result in liability under section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act), in which case the option will expire on the earlier of (i) the Expiration Date set forth above, (ii) the tenth (10th) day after the last date upon which exercise would result in such liability or (iii) six (6) months and ten (10) days after the termination of your service with the Company.

         However, this option may be exercised following termination of your service only as to that number of shares as to which it was exercisable on the date of termination of your service under the provisions of paragraph 2 of this option.

         9. REPRESENTATIONS. By executing this option agreement, you hereby warrant and represent that you are acquiring this option for your own account and that you have no intention of distributing, transferring or selling all or any part of this option except in accordance with the terms of this option agreement and Section 25102(f) of the California Corporations Code. You also hereby warrant and represent that you have either (i) preexisting personal or business relationships with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect your own interests in connection with the grant of this option by virtue of the business or financial expertise of any of your professional advisors who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly.

         10.      EXERCISE.

                  (a) This option may be exercised, to the extent specified above, by delivering a notice of exercise (substantially in the form attached hereto as Exhibit II, or in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then reasonably require.

                  (b) By exercising this option you agree that:


                                       4.

                                  (i) as a precondition to the completion of any
exercise of this option, the Company may require you to enter an arrangement providing for the cash payment by you to the Company of any tax withholding obligation of the Company arising by reason of: (1) the exercise of this option;
(2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise; and

                                  (ii) the Company (or a representative of the
underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Act, require that you not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period (not to exceed one hundred eighty
(180) days) following the effective date (the "Effective Date") of the registration statement of the Company filed under the Act as may be requested by the Company or the representative of the underwriters.

         11. ADJUSTMENTS UPON CHANGES IN STOCK.

                  (a) If any change is made in the stock subject to this option (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), this option will be appropriately adjusted in the class(es) and maximum number of shares subject to the option, and exercise price per share thereof. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

         (b) In the event of: (1) a dissolution, liquidation, or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then to the extent permitted by applicable law: (i) any surviving or acquiring corporation shall assume this option or shall substitute a similar option (if this option is still outstanding), or (ii) this option shall continue in full force and effect. In the event any surviving or acquiring corporation refuses to assume or continue this option, or to substitute a similar option for this option (if still outstanding), the time during which this option may be exercised shall be accelerated prior to such event and the option terminated if not exercised after such acceleration and at or prior to such event.


                                       5.

         12. TRANSFERABILITY. This option is not transferable, except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (a "QDRO"), and shall be exercisable during your lifetime only by you or any transferee pursuant to a QDRO. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise this option. Neither you nor any person to whom this option is transferred pursuant to this paragraph 12 shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to this option unless and until such person has satisfied all requirements for exercise of this option pursuant to its terms.

         13. OPTION NOT A SERVICE CONTRACT. Nothing in this option shall confer upon you any right to (i) continue in the employ of the Company, or (ii) continue acting as a director or consultant of the Company, or shall affect the right of the Company to terminate the employment of any employee, with or without cause, to remove any director as provided in the Company's By-Laws and the provisions of the General Corporation Law of the State of Delaware, or to terminate the relationship of any consultant in accordance with the terms of that consultant's agreement with the Company.

         14. NOTICES. Any notices provided for in this option shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

         15. GOVERNING AUTHORITY. This option is subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted by the Company. This authority shall be exercised by the Board, or by a committee of one or more members of the Board in the event that the Board delegates its authority to a committee. The Board, in exercise of this authority, may correct any defect, omission or inconsistency in this option in a manner and to the extent the Board shall deem necessary or desirable to make this option fully effective. References to the Board shall mean the committee if a committee has been appointed by the Board. Any interpretations, amendments, rules and regulations promulgated by the Board shall be final and binding upon the Company and its successors in interest as well as you and your heirs, assigns, and other successors in interest.


                                       6.

         16. During the term of this option, the Company shall keep available at all times the number of shares of stock required to satisfy the exercise of such option.

         Dated as of the 29th day of July, 1995.

                                       Very truly yours,

                                       AVIGEN, INC.


                                       By  /s/  John Monahan
                                         ---------------------------------------
                                           Duly authorized on behalf
                                           of the Board of Directors

ATTACHMENTS:

I   Early Exercise stock Purchase Agreement
II  Notice of Exercise


                                       7.

The undersigned:

         (A) Acknowledges receipt of the foregoing option and the attachments referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option and, to the extent not inconsistent with the option, the Plan; and

         (B) Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned optionee and the Company regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of (i) the Option to acquire the securities of the Company, and (ii) the following agreements only:

         NONE
                  ---------------
                  (Initial)

         OTHER
                  --------------------------------
                  --------------------------------
                  --------------------------------

                                       /s/  Philip J. Whitcome
                                       -----------------------------------------
                                       DR. PHILIP J. WHITCOME

                                       Address:
                                                  ------------------------------

                                                  ------------------------------


                                       8.

                                    EXHIBIT A

                                VESTING SCHEDULE

                                                       NUMBER OF SHARES
                                                       SUBJECT TO
IF CESSATION OF EMPLOYMENT OCCURS:                     PURCHASE OPTION:

         Before               , 19                                        shares
                --------------    --                   -------------------
         After              , 19
               -------------    --
          but before             , 19                                     shares
                     ------------                      -------------------
         After              , 19
               -------------    --
           but before            , 19                                     shares
                     ------------                      -------------------
         After              , 19
               -------------    --
           but before            , 19                                     shares
                     ------------                      -------------------
         After              , 19
               -------------    --
           but before            , 19                                     shares
                     ------------                      -------------------
         After              , 19
               -------------    --
           but before            , 19                                     shares
                     ------------                      -------------------
         After              , 19
               -------------    --
           but before            , 19                                     shares
                     ------------                      -------------------
         After              , 19
               -------------    --
           but before            , 19                                     shares
                     ------------                      -------------------
         After              , 19
               -------------    --
           but before            , 19                                     shares
                     ------------                      -------------------
         After              , 19
               -------------    --
           but before            , 19                                     shares
                     ------------                      -------------------
         After              , 19
               -------------    --
           but before            , 19                                     shares
                     ------------                      -------------------


                                       1.

                                    EXHIBIT B

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

         FOR VALUE RECEIVED and pursuant to that certain Early Exercise Stock
Purchase Agreement dated as of             , 19 , (the "Agreement"), Philip J.
Whitcome hereby sells, assigns and transfers unto _____________________________________________ (_________) shares of common stock of Avigen, Inc., a Delaware corporation, standing in the undersigned's name on the books of said corporation represented by Certificate No. _____, and does hereby irrevocably constitute and appoint __________________________ attorney to transfer the said stock on the books of the said corporation with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase of shares of common stock issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain subject to the Company's Purchase Option under the Agreement.

Dated:
       -----------------------
                                      Signature
                                                --------------------------------


                                       1.

                                    EXHIBIT C

                        FORM OF JOINT ESCROW INSTRUCTIONS

Avigen, Inc.
1201 Harbor Bay Parkway
Suite 1000
Alameda, CA  94502

Dear Sir or Madam:

         As Escrow Agent for both Avigen, Inc., a Delaware corporation ("Corporation"), and the undersigned purchaser of stock of the Corporation ("Purchaser"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Early Exercise Stock Purchase Agreement ("Agreement"), dated ____________________, to which a copy of these Joint Escrow Instructions is attached as Exhibit C, in accordance with the following instructions:

         1. In the event the Corporation or an assignee shall elect to exercise the Purchase Option set forth in the Agreement, the Corporation or its assignee will give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Corporation. Purchaser and the Corporation hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

         2. At the closing you are directed (a) to date any stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Corporation against the simultaneous delivery to you of the purchase price (which may include suitable acknowledgment of cancellation of indebtedness) of the number of shares of stock being purchased pursuant to the exercise of the Purchase Option.

         3. Purchaser irrevocably authorizes the Corporation to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated.


                                       1.

         4. This escrow shall terminate upon expiration or exercise in full of the Purchase Option, whichever occurs first.

         5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of same to Purchaser and shall be discharged of all further obligations hereunder; provided, however, that if at the time of termination of this escrow you are advised by the Corporation that the property subject to this escrow is the subject of a pledge or other security agreement, you shall deliver all such property to the pledgeholder or other person designated by the Corporation.

         6. Except at otherwise provided in these Joint Escrow Instructions, your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

         7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties or their assignees. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

         8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         9. You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

         10. You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

         11. You shall be entitled to employ such legal counsel (including without limitation the firm of Cooley Godward Castro Huddleson & Tatum) and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

         12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Corporation or if you shall resign by written notice to each party. In the


                                       2.

event of any such termination, the Corporation may appoint any officer or assistant officer of the Corporation as successor Escrow Agent and Purchaser hereby confirms the appointment of such successor or successors as his attorney-in-fact and agent to the full extent of your appointment.

         13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

         14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, you may (but are not obligated to) retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

         15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in any United States Post Box, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties hereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days' written notice to each of the other parties hereto:

         CORPORATION:      Avigen, Inc.
                           1201 Harbor Bay Parkway
                           Suite 1000
                           Alameda, CA  94502

         PURCHASER:        Dr. Philip J. Whitcome
                           99 Field Brook Road
                           Madison, CT 06443

         SECRETARY:        Secretary
                           Avigen, Inc.
                           1201 Harbor Bay Parkway
                           Suite 1000
                           Alameda, CA  94502

         16. By signing these Joint Escrow Instructions you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

         17. This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. It is understood and agreed that references to "you" or "your" herein refer to the original Escrow Agent and to any and all


                                       3.

successor Escrow Agents. It is understood and agreed that the Corporation may at any time or from time to time assign its rights under the Agreement and these Joint Escrow Instructions in whole or in part.

                                       Very truly yours,

                                       AVIGEN, INC.

                                       By
                                          --------------------------------------

                                       PURCHASER:


                                       -----------------------------------------


ESCROW AGENT:


- ---------------------------------------
Secretary
AVIGEN, INC.


                                       4.

                                    EXHIBIT D

                             FORM OF PROMISSORY NOTE

$                                                                   , California
 -----------------                                            ------------------
                                                                          , 199_
                                                              ------------------


         FOR VALUE RECEIVED, the undersigned hereby unconditionally promises to pay to the order of AVIGEN, INC. a Delaware corporation (the "Company"), at Alameda, California, or at such other place as the holder hereof may designate in writing, in lawful money of the United States of America and in immediately
available funds, the principal sum of                  Dollars ($         )
                                      ----------------           ---------
together with interest accrued from the date hereof on the unpaid principal at
the rate of       % per annum, or the maximum rate permissible by law (which
            ------
under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less, as follows:

                  PRINCIPAL REPAYMENT. The outstanding principal amount hereunder shall be subject to scheduled amortized repayments on the dates and in the amounts listed below.

                     PRINCIPAL REPAYMENT DATE             REPAYMENT AMOUNT

                  INTEREST PAYMENTS. Interest shall be payable in arrears on each Principal Repayment Date and shall be calculated on the basis of a 360-day year for the actual number of days elapsed;

provided, however, that in the event that the undersigned's employment by or association with the Company is terminated for any reason prior to payment in full of this Note, this Note shall be accelerated and all remaining unpaid principal and interest shall become due and payable immediately after such termination.

         If the undersigned fails to pay any of the principal and accrued interest when due, the Company, at its sole option, shall have the right to accelerate this Note, in which event the entire principal balance and all accrued interest shall become immediately due and payable, and immediately collectible by the Company pursuant to applicable law.


                                       1.

         This Note may be prepaid at any time without penalty. All money paid toward the satisfaction of this Note shall be applied first to the payment of interest as required hereunder and then to the retirement of the principal.

         The full amount of this Note is secured by a pledge of shares of Common Stock of the Company, and is subject to all of the terms and provisions of the Early Exercise Stock Purchase Agreement and the Pledge Agreement, each of even date herewith between the undersigned and the Company.

         The undersigned hereby represents and agrees that the amounts due under this Note are not consumer debt, and are not incurred primarily for personal, family or household purposes, but are for business and commercial purposes only.

         The undersigned hereby waives presentment, protest and notice of protest, demand for payment, notice of dishonor and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.

         The holder hereof shall be entitled to recover, and the undersigned agrees to pay when incurred, all costs and expenses of collection of this Note, including without limitation, reasonable attorneys' fees.

         This Note shall be governed by, and construed, enforced and interpreted in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.


                                        Signed
                                               ---------------------------------


                                       2.

                                    EXHIBIT E

                            FORM OF PLEDGE AGREEMENT

         1. As collateral security for the payment of that certain $______________ promissory note issued this date to _____________________
("Pledgee") by the undersigned (hereinafter called "indebtedness"), the undersigned hereby assigns, transfers to and pledges with the Pledgee the securities listed on Schedule 1 hereto which were this day delivered to be deposited with Pledgee, together with any stock rights, rights to subscribe, dividends paid in cash or other property in connection with the complete or partial liquidation of Pledgee, stock dividends, dividends paid in stock, new securities or other property except cash dividends other than liquidating dividends to which the undersigned is or may hereafter become entitled to receive on account of such property, and in the event that the undersigned receives any such, the undersigned will immediately deliver it to Pledgee to be held by Pledgee hereunder in the same manner as the property originally pledged hereunder. All property assigned, transferred to and pledged with Pledgee under this paragraph is hereinafter called "collateral."

         2. At any time, without notice, and at the expense of the undersigned, Pledgee in its name or in the name of its nominee or of the undersigned may, but shall not be obligated to: (1) collect by legal proceedings or otherwise all dividends (except cash dividends other than liquidating dividends), interest, principal payments and other sums now or hereafter payable upon or on account of said collateral; (2) enter into any extension, reorganization, deposit, merger, or consolidation agreement, or any agreement in any wise relating to or affecting the collateral, and in connection therewith may deposit or surrender control of such collateral thereunder, accept other property in exchange for such collateral and do and perform such acts and things as it may deem proper, and any money or property received in exchange for such collateral shall be applied to the indebtedness or thereafter held by it pursuant to the provisions hereof; (3) insure, process and preserve the collateral; (4) cause the collateral to be transferred to its name or to the name of its nominee; (5) exercise as to such collateral all the rights, powers, and remedies of an owner, except that so long as the indebtedness is not in default the undersigned shall retain all voting rights as to the collateral.

         3. The undersigned agrees to pay prior to delinquency all taxes, charges, liens and assessments against the collateral, and upon the failure of the undersigned to do so Pledgee at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same.

         4. All advances, charges, costs and expenses, including reasonable attorneys' fees, incurred or paid by Pledgee in exercising any right, power or remedy conferred by this agreement, or in the enforcement thereof, shall become a part of the indebtedness secured hereunder and shall be paid to Pledgee by the undersigned immediately and without demand.


                                       1.

         5. At the option of Pledgee and without necessity of demand or notice, all or any part of the indebtedness of the undersigned shall immediately become due and payable irrespective of any agreed maturity, upon the happening of any of the following events: (1) failure to keep or perform any of the terms or provisions of this agreement; (2) default in the payment of principal or interest when due; (3) the levy of any attachment, execution or other process against the collateral; or (4) the insolvency, commission of an act of bankruptcy, general assignment for the benefit of creditors, filing of any petition in bankruptcy or for relief under the provisions of Title 11, United States Code, Bankruptcy, of, by, or against the undersigned.

         6. In the event of the nonpayment of any indebtedness when due, whether by acceleration or otherwise, or upon the happening of any of the events specified in the last preceding paragraph, Pledgee may then, or at any time thereafter, at its election, apply, set off, collect or sell in one or more sales, or take such steps as may be necessary to liquidate and reduce to cash in the hands of Pledgee in whole or in part, with or without any previous demands or demand of performance or notice or advertisement, the whole or any part of the collateral in such order as Pledgee may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere, or at any broker's board or securities exchange, either for cash or upon credit or for future delivery; provided, however, that if such disposition is at private sale, then the purchase price of the collateral shall be equal to the public market price then in effect, or, if at the time of sale no public market for the collateral exists, then, in recognition of the fact that the sale of the collateral would have to be registered under the Securities Act of 1933 and that the expenses of such registration are commercially unreasonable for the type and amount of collateral pledged hereunder, Pledgee and the undersigned hereby agree that such private sale shall be at a purchase price mutually agreed to by Pledgee and the undersigned or, if the parties cannot agree upon a purchase price, then at a purchase price established by a majority of three independent appraisers knowledgeable of the value of such collateral, one named by the undersigned within 10 days after written request by the Pledgee to do so, one named by Pledgee within such 10 day period, and the third named by the two appraisers so selected, with the appraisal to be rendered by such body within 30 days of the appointment of the third appraiser. The cost of such appraisal, including all appraiser's fees, shall be charged against the proceeds of sale as an expense of such sale. Pledgee may be the purchaser of any or all collateral so sold and hold the same thereafter in its own right free from any claim of the undersigned or right of redemption. Demands of performance, notices of sale, advertisements and presence of property at sale are hereby waived, and Pledgee is hereby authorized to sell hereunder any evidence of debt pledged to it. Any sale hereunder may be conducted by any officer or agent of Pledgee.

         7. The proceeds of the sale of any of the collateral and all sums received or collected by Pledgee from or on account of such collateral shall be applied by Pledgee to the payment of expenses incurred or paid by Pledgee in connection with any sale, transfer or delivery of the collateral, to the payment of any other costs, charges, attorneys' fees or expenses mentioned herein, and to the payment of the indebtedness or any part hereof, all in such order and manner as Pledgee in its discretion may determine. Pledgee shall pay any balance to the undersigned.


                                       2.

         8. Pledgee shall be under no duty or obligation whatsoever to make or give any presentments, demands for performance, notices of non-performance, protests, notices of protest or notices of dishonor in connection with any obligations or evidences of indebtedness held by Pledgee as collateral, or in connection with any obligations or evidences of indebtedness which constitute in whole or in part the indebtedness secured hereunder.

         9. Pledgee may at any time deliver the collateral or any part thereof to the undersigned and the receipt of the undersigned shall be a complete and full acquittance for the collateral so delivered, and Pledgee shall thereafter be discharged from any liability or responsibility therefor.

         10. Upon the transfer of all or any part of the indebtedness Pledgee may transfer all or any part of the collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such collateral so transferred, and the transferee shall be vested with all the rights and powers of Pledgee hereunder with respect to such collateral so transferred; but with respect to any collateral not so transferred Pledgee shall retain all rights and powers hereby given.

         11. Until all indebtedness shall have been paid in full the power of sale and all other rights, powers and remedies granted to Pledgee hereunder shall continue to exist and may be exercised by Pledgee at any time and from time to time irrespective of the fact that the indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of the undersigned may have ceased.

         12. Pledgee agrees that so long as the indebtedness is not in default, shares of Avigen, Inc. Common Stock held hereunder as collateral for the indebtedness shall be released from pledge as the indebtedness is paid. Such releases shall be at the rate of one share for each $____ of principal amount of indebtedness paid. Release from pledge, however, shall not result in release from the provisions of those certain Joint Escrow Instructions, if any, of even date herewith among the parties to this Pledge Agreement and the Escrow Agent named therein or from the Purchase Option of Avigen, Inc., set forth in the Early Exercise Stock Purchase Agreement dated __________________, 19__, if any, between the parties to this Pledge Agreement.

         13. The rights, powers and remedies given to Pledgee by this agreement shall be in addition to all rights, powers and remedies given to Pledgee by virtue of any statute or rule of law. Pledgee may exercise its Pledgee's lien or right of setoff with respect to the indebtedness in the same manner as if the indebtedness were unsecured. Any forbearance or failure or delay by Pledgee in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and


                                       3.

remedy of Pledgee shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by Pledgee.

         Dated:                                , 19
     `          -------------------------------    --
ATTACHMENT:

  Schedule 1


                                       1.

                                    EXHIBIT I

                     EARLY EXERCISE STOCK PURCHASE AGREEMENT

         THIS AGREEMENT is made by and between AVIGEN, INC. a California corporation (the "Corporation"), and DR. PHILIP J. WHITCOME ("Purchaser").

                                   WITNESSETH:

         WHEREAS, Purchaser holds a nonstatutory stock option to purchase shares of common stock of the Corporation that Purchaser desires to exercise; and

         WHEREAS, Purchaser wishes to take advantage of the early exercise provision of his option and therefore to enter into this Agreement;

         NOW, THEREFORE, IT IS AGREED between the parties as follows:

         1. Purchaser hereby agrees to purchase from the Corporation, and the Corporation hereby agrees to sell to Purchaser, the number of share of the Corporation's common stock (the "Stock") for the price and method of payment described in the Notice of Exercise delivered to the Corporation with this document.

         The closing hereunder shall occur at the offices of the Corporation on the date of this Agreement or at such other time and place as the parties may mutually agree upon in writing.

         At the closing, Purchaser shall deliver three (3) stock assignments in the form of Exhibit B, duly endorsed (with date and number of shares left blank), joint escrow instructions (the "Joint Escrow Instructions") in the form of Exhibit C, duly executed by Purchaser, and the total exercise price (including an executed Note in the form of Exhibit E if a portion of the total exercise price is to be paid by promissory note, and an executed pledge agreement in the form of Exhibit F (the "Pledge Agreement"), under which all shares of the Stock acquired by Note shall be pledged as collateral security for the payment of the indebtedness represented by the Note); and including endorsed certificates representing the appropriate number of shares of the Corporation's common stock if a portion of the total Exercise price is to be paid by common stock.

         At the closing or as soon thereafter as practicable, the Corporation shall deliver to the Escrow Agent (as defined in paragraph 8 below) share certificates for all of the Stock that is to be subject to the Purchase Option (as defined in paragraph 2 below), and shall deliver share certificates to Purchaser for all of the Stock, if any, that is not to be subject to the Purchase Option or the Pledge Agreement. The certificates for all of the Stock that is subject to the Pledge Agreement but not the Purchase Option shall be retained by the Corporation as security pursuant to the Pledge Agreement.


                                       1.

         2. In accordance with the provisions of section 408(b) of the California General Corporation Law, the Stock to be purchased by Purchaser pursuant to this Agreement shall be subject to the following option ("Purchase Option"):

                  (a) In the event that Purchaser shall cease to be an employee of the Corporation for any reason (including his death), or no reason, with or without cause, the Purchase Option may be exercised. The Corporation shall have the right at any time within sixty (60) days after such cessation of employment to purchase from Purchaser or his personal representative, as the case may be, at the price per share paid by Purchaser pursuant to this Agreement ("Option Price"), up to but not exceeding the number of shares of the Stock set forth on Exhibit A hereto which is incorporated herein by this reference. Notwithstanding the foregoing, however, if the Corporation's exercise of the Purchase Option during the aforesaid sixty (60) day period would cause any shareholder, including the Purchaser, to lose the treatment of some or all of the Corporation's stock held by such shareholder as "Qualified Small Business Stock" under section 1202 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, then the Corporation in its sole discretion shall be entitled to extend the period during which it shall be entitled to exercise such option to such date that is twelve (12) months following the date of Purchaser's separation from service with the Corporation upon written notice to the Purchaser or his personal representative, as the case may be, prior to the expiration of the aforesaid sixty (60) day period. The Purchaser and the Corporation may mutually agree to extend the period during which the Corporation shall be entitled to exercise the Purchase Option beyond the period specified in the preceding sentence.

                  (b) In addition, and without limiting the foregoing Purchase Option, if at any time during the term of the Purchase Option, there occurs: (a) a dissolution or liquidation of the Corporation; (b) a merger or consolidation involving the Corporation in which the Corporation is not the surviving corporation; (c) a reverse merger in which the Corporation is the surviving corporation but the shares of the Corporation's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of other securities, cash or otherwise; or
(d) any other capital reorganization in which more than fifty percent (50%) of the shares of the Corporation entitled to vote are exchanged, then: (i) if there is no successor to the Corporation, the Corporation shall have the right to exercise its Purchase Option as to all or any portion of the Stock then subject to the Purchase Option set forth above to the same extent as if Purchaser's employment by the Corporation had ceased on the date preceding the date of consummation of said event or transaction or (ii) the Purchase Option may be assigned to any successor of the Corporation, and the Purchase Option shall apply if Purchaser shall cease for any reason to be an employee of such successor on the same basis as set forth above. In that case, references herein to the "Corporation" shall be deemed to refer to such successor.

                  (c) The Corporation shall be entitled to pay for any shares purchased pursuant to its Purchase Option at the Corporation's option in cash, by offset against any indebtedness given in payment for the Stock, or a combination of both.


                                       2.

                  (d) As used herein, employment with the Corporation shall include employment with an affiliate of the Corporation.

                  (e) This Agreement is not an employment contract and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on the part of Purchaser to continue in the employ of the Corporation, or of the Corporation to continue Purchaser in the employ of the Corporation.

                  (f) In the event that the Stock's fair market value, as determined in good faith by the Board of Directors of the Corporation in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations (the "Stock's Fair Market Value"), is equal to or exceeds the Option Price on the date that the Purchaser ceases to be employed, the Company shall exercise its purchase option to the extent permitted by law.

         3. The Purchase Option may be exercised by giving written notice of exercise delivered or mailed as provided in paragraph 13. Upon providing of such notice and payment or tender of the purchase price, the Corporation shall become the legal and beneficial owner of the Stock being purchased and all rights and interests therein or related thereto.

         4. If from time to time during the term of the Purchase Option there is any stock dividend or liquidating dividend or distribution of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of the Corporation, then, in such event, any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of his ownership of Stock will be immediately subject to the Purchase Option and be included in the word "Stock" for all purposes of the Purchase Option with the same force and effect as the shares of Stock then subject to the Purchase Option. While the total Option Price shall remain the same after each such event, the Option Price per share of Stock upon exercise of the Purchase Option shall be appropriately adjusted.

         5. All certificates representing any shares of Stock of the Corporation subject to the provisions of this Agreement shall have endorsed thereon legends in substantially the following form:

                         (i) "The shares represented by this certificate are
subject to an option set forth in an agreement between the corporation and the registered holder, or his predecessor in interest, a copy of which is on file at the principal office of this corporation. Any transfer or attempted transfer of any shares subject to such option is void without the prior express written consent of the issuer of these shares."

                         (ii) "These securities have not been registered under
the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under said Act or an opinion of counsel satisfactory to the corporation that such registration is not required."


                                       3.

                         (iii) Any legend required to be placed thereon pursuant
to any State Securities law.

         6. Purchaser acknowledges that he is aware that the Stock to be issued to him by the Corporation pursuant to this Agreement has not been registered under the Securities Act of 1933, as amended (the "Act"), on the basis that no distribution or public offering of the Stock is to be effected, and in this connection acknowledges that the Corporation is relying on the following representations. In this connection, Purchaser warrants and represents to the Corporation that he is acquiring the Stock for investment and not with a view to or for sale in connection with any distribution of the Stock or with any present intention of distributing or selling the Stock and he does not presently have reason to anticipate any change in circumstances or any particular occasion or event which would cause him to sell the Stock. Purchaser recognizes that the Stock must be held indefinitely unless it is subsequently registered under the Act or an exemption from such registration is available and, further, recognizes that the Corporation is under no obligation to register the Stock or to comply with any exemption from such registration.

         7. Purchaser is aware that the Stock may not be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met and until Purchaser has held the Stock for at least two (2) years. Among the conditions for use of Rule 144 is the availability of specified current public information about the Corporation. Purchaser recognizes that the Corporation presently has no plans to make such information available to the public.

         Whether or not the Purchase Option is exercised or has lapsed, Purchaser further agrees not to make any disposition of any of the Stock in any event unless and until:

                  (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                  (b) (i) Purchaser shall have notified the Corporation of the proposed disposition and shall have furnished the Corporation with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) Purchaser shall have given the Corporation an opinion of counsel, which opinion and counsel shall be satisfactory to the Corporation, to the effect that such disposition will not require registration of the Stock under the Act.

         8. As security for his faithful performance of the terms of this Agreement and to insure the availability for delivery of Purchaser's Stock upon exercise of the Purchase Option herein provided for, Purchaser agrees, at the closing hereunder (or as soon thereafter as practicable), to deliver (or have the Corporation deliver on the Purchaser's behalf) to and deposit with the Secretary of the Corporation ("Escrow Agent"), as Escrow Agent in this transaction, three (3) stock assignments duly endorsed (with date and number of shares left blank) in the form attached hereto as Exhibit B, together with a certificate or certificates evidencing all of the Stock subject to the Purchase Option; said documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of the Corporation and


                                       4.

Purchaser set forth in Exhibit C attached hereto and incorporated herein by this reference, which instructions shall also be delivered to the Escrow Agent at the closing hereunder (or as soon thereafter as practicable). If a portion of the total purchase price is paid by a promissory note, the Stock is also subject to the Pledge Agreement, and possession of the certificates and stock assignments by the Escrow Agent shall also constitute possession by the Corporation of such instruments pursuant to the Pledge Agreement.

         9. Purchaser shall not sell or transfer any of the Stock subject to the Purchase Option or any interest therein so long as such Stock is subject to the Purchase Option or the Pledge Agreement.

         10. The Corporation shall not be required (i) to transfer on its books any shares of Stock of the Corporation which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

         11. Subject to the provisions of paragraphs 9 and 10 above, Purchaser (but not any unapproved transferee) shall, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Corporation with respect to the Stock.

         12. The parties agree to execute such further instruments and to take such further action as reasonably may be necessary to carry out the intent of this Agreement.

         13. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in any United States Post Office Box, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at his address hereinafter shown below his signature or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

         14. This Agreement shall bind and inure to the benefit of the successors and assigns of the Corporation and, subject to the restrictions on transfer herein set forth, inure to the benefit of and be binding upon Purchaser, his heirs, executors, administrators, successors, and assigns. Without limiting the generality of the foregoing, the Purchase Option of the Corporation hereunder shall be assignable by the Corporation at any time or from time to time, in whole or in part. Should the right of repurchase be assigned by the Corporation, the assignee shall pay to the Corporation cash equal to the excess, if any, of the Stock's Fair Market Value over the Option Price.


                                       5.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the ____ day of __________, 19__.


                                       -----------------------------------------
                                       By
                                          --------------------------------------
                             Address:
                                       -----------------------------------------
                                       -----------------------------------------


                                       -----------------------------------------
                                       Purchaser

                             Address:
                                       -----------------------------------------
                                       -----------------------------------------

ATTACHMENTS:

Exhibit A                  Vesting Schedule
Exhibit B                  Assignment Separate from Certificate
Exhibit C                  Joint Escrow Instructions
Exhibit D                  Promissory Note
Exhibit E                  Stock Pledge Agreement


                                       6.

                                   EXHIBIT II

                               NOTICE OF EXERCISE

Avigen, Inc.
1201 Harbor Bay Parkway
Suite 1000                                            Date of Exercise:
Alameda, CA  94502                                                     ---------

Ladies and Gentlemen:

         This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

         Type of option (check one):     Incentive  [ ]        Nonstatutory  [ ]

         Stock option dated:
                                         ----------------------
         Number of shares as
         to which option is
         exercised:
                                         ----------------------
         Certificates to be
         issued in name of:
                                         ----------------------

         Total exercise price:          $
                                         ----------------------
         Cash payment delivered
         herewith:                      $
                                         ----------------------
         Promissory note delivered
         herewith:                      $
                                         ----------------------
         Value of ______ shares of
         Avigen, Inc. common
          stock delivered herewith(1):  $
                                         ----------------------
- --------------------------

(1) Shares must meet the public trading requirements set forth in the option. Shares must be valued in accordance with the terms of the option being exercised, must have been owned for the minimum period required in the option, and must be owned free and clear of any liens,

                                                                (continued...)

                                       1.

         By this exercise, I agree to provide such additional documents as you may reasonably require to complete the exercise of this option and the issuance of shares of the Common Stock of the Company in accordance with all applicable laws.

         I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the "Shares"), which are being acquired by me for my own account upon exercise of the Option as set forth above:

         I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), and are deemed to constitute "restricted securities" under Rule 701 and "control securities" under Rule 144 promulgated under the Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Act and any applicable state securities laws. I understand that under Rule 144 I may not dispose of the shares for at least two years from the date I exercise this option and I satisfy the other requirements of that rule. I understand that among the conditions for use of Rule 144 is the availability of specified current public information about the Company. I understand that the Company currently has no plans to make such information available to the public. I also understand that the Company is under no obligation to register any of its securities, and that in the absence of registration of the Shares or the availability of an exemption from the registration requirements, I may not be able to sell or otherwise dispose of any of the Shares.

         I further acknowledge that I will not be able to resell the Shares for at least ninety days after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.

         I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company's Certificate of Incorporation, Bylaws and/or applicable securities laws.

         I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Act, I will not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period (not to exceed one hundred eighty (180) days) following the effective date (the "Effective Date") of the registration statement of the Company filed under the Act as may be requested by the Company or the representative of the underwriters. For purposes of this restriction I will be deemed to own

- ----------------------
(1)(...continued)
claims, encumbrances or security
interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.


                                       2.

securities which (1) are owned directly or indirectly by me, including securities held for my benefit by nominees, custodians, brokers or pledgees; (2) may be acquired by me within sixty (60) days of the Effective Date; (3) are owned directly or indirectly, by or for my brothers or sisters (whether by whole or half blood) spouse, ancestors and lineal descendants; or (4) are owned, directly or indirectly, by or for a corporation, partnership, estate or trust of which I am a shareholder, partner or beneficiary, but only to the extent of your proportionate interest therein as a shareholder, partner or beneficiary thereof. I further agree that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

                                           Very truly yours,



                                           -------------------------------------
                                           Dr. Philip J. Whitcome


                                       3.